Exhibit 4.9

     THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE OKLAHOMA SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE SECURITIES LAWS OF ANY OTHER STATE OR AN OPINION OF COUNSEL OR OTHER DOCUMENTATION SATISFACTORY TO APPLIED INTELLIGENCE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                     STOCK OPTION AGREEMENT

                OPTIONS TO PURCHASE COMMON STOCK

                               OF

                APPLIED INTELLIGENCE GROUP, INC.

                      Date: June 12, 1997

     This is to certify that, for value received, David Mitchell or any subsequent holder or holders of option rights under this Stock Option Agreement (this "Agreement" or "Option") by virtue of assignment or transfer (the "Holder") is entitled to purchase, subject to the provisions of this Agreement, from Applied Intelligence Group, Inc., an Oklahoma corporation (the "Company'), up to THIRTY-EIGHT THOUSAND (38,000) shares of Common Stock, $.001 par value, of the Company (the "Stock") at an exercise price of Three Dollars Fifty Cents ($3.50) per share (the "Exercise Price"). With the exception of any adjustments pursuant to Section 4 of this Agreement, the Stock issuable upon exercise of this Option shall be in all respects identical to the Common Stock issued and outstanding of the Company as of the date hereof. The shares of Stock or other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Option Securities." Unless the context otherwise requires, the term "Option" or "Options" as used herein includes this Option and any other Option or Options that may be issued pursuant to the provisions of this Agreement, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange or otherwise, and the term "Holder" or "Holders" includes any registered transferee or transferees or registered assignee or assignees of Holder, who in each case shall be subject to the provisions of this Agreement, and when used with reference to Option Securities, means the holder or holders of such Option Securities.

     SECTION 1. Exercise of Option. Subject to the provisions of this Agreement, the Holder shall be eligible to exercise that portion of this Option for purchase of the number of Option Securities on or before the Expiration Date (as defined below). This Option may be exercised in whole or in part at any time or from time to time during the period commencing June 12, 1997 (the "Commencement Date"), and ending 5:00 P.M., Central Daylight-Savings Time, on June 12, 1999 (the "Expiration Date"), by presentation end surrender to Company at its principal office of this Option and the Purchase Form annexed hereto, duly executed and accompanied by payment, in cash, certified or official bank check payable to the order of Company in the amount of the Exercise Price for the number of shares of Stock (or Option Securities) specified in such Form. Upon such exercise, Company shall issue to the Holder one or more certificates for the shares of Stock (or Option Securities), as appropriate. If this Option is exercised in part only, Company shall, promptly after presentation of this Option upon such exercise, execute and deliver a new Option evidencing the rights of Holder thereof to purchase the balance of the shares of Stock (or Option Securities) purchasable hereunder upon the same terms and conditions as herein set forth.

     SECTION 2. Reservation of Shares. Company shall at all times after the date hereof and until expiration or full exercise of this Option reserve for issuance and delivery upon exercise of this Option the number of Option Securities as shall be required for issuance and delivery upon exercise of this Option.

     SECTION 3. Transfer, Exchange, Assignment or Loss of Option.

     SECTION 3.1 Transferability. This Option may not be assigned or transferred, in whole or in part, except by operation of law or with the prior written consent of the Company (which consent shall not be unreasonably withheld) and then only so long as such assignment or transfer is in accordance with and subject to the provisions of the Securities Act of l933, as amended, and the rules and regulations promulgated thereunder (said Act and such rules and Regulations being hereinafter collectively referred to as the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 3 shall be null and void and of no force and effect.

     SECTION 3.2 Transfer Procedure. Any assignment permitted hereunder shall be made by surrender of this Option to Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event and the Company is required to and consents to such transfer, Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and designate the assignee as the registered holder on the Company's records and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation thereof at the principal office of Company together with a written notice signed by Holder hereof, specifying the names and denominations in which new Options are to be issued.

     SECTION 3.3 Loss or Destruction of this Agreement. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to Company or (in the case of mutilation) presentation of this Option for surrender and cancellation, Company will execute and deliver a new Option of like tenor and date and any such lost, stolen, destroyed or mutilated Option shall thereupon become void. This Option may be exchanged at the option of the Holder for another Option or Options of different denominations, of like tenor and evidencing in the aggregate the number of shares of Stock or Option Securities purchasable pursuant to this Option, upon surrender of this Option, with the Assignment Form duly filled in and executed, to the Company at its principal office, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Company shall promptly cancel the surrendered Option and deliver the new Option or Options pursuant to the provisions of this Section.

     SECTION 4. Adjustment in the Number. Kind and Price of Option Securities. The number and kind of Option Securities purchasable upon exercise of this Option shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

     SECTION 4.1 Stock Dividends and Splits. In the event Company shall (i) pay a dividend in, or make a distribution of, shares of Stock or of capital stock convertible into Stock on its outstanding Stock, (ii) subdivide (forward split) its outstanding shares of Stock into a greater number of such shares, or (iii) combine (reverse split) its outstanding shares of Stock into a smaller number of such shares, the total number of shares of Stock purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same Exercise Price the number of shares of Stock and the number of shares of capital stock convertible into Stock which such Holder would have owned or have been entitled to receive immediately following the happening of such event, assuming and giving effect to the exercise of this Option by such Holder. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution or a stock issuance, become effective as of the record date therefore and, in the case of a subdivision or combination, be made as of the effective date thereof.

     SECTION 4.2 Adjustment of Option Securities. In the event of any adjustment of the total number of shares of Stock purchasable upon the exercise of this Option pursuant to Subsection 4.1, the Exercise Price shall remain unchanged, but the number of shares of capital stock or Option Securities obtainable on exercise of this Option shall be adjusted as provided in Subsection 4.l.

     SECTION  4.3 Reorganization, Recapitalization, etc.  In  the
event of a capital reorganization or a reclassification of the Stock (except as provided in Subsection 4.1 or Subsection 4.4), the Holder of this Option, upon exercise thereof, shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other Option Securities or property of the Company (or cash) that the Holder would have been entitled to receive at the same Exercise Price upon such reorganization or reclassification if this Option had been exercised immediately prior thereto; and in any such case, appropriate provision shall be made for the application of this Section 4 with respect to the rights and interests thereafter of the Holder of this Option (including, but not limited to, the allocation of the Exercise Price between or among the Option Securities),), to the end that this Section 4 (including the adjustments of the number of shares of Stock or other Option Securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Option for any shares or other Option Securities or other property (or cash) thereafter deliverable upon the exercise of this Option.

     SECTION 4.4 Consolidation, Merger, etc. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the [{older a supplement to this Option or a new option providing that the Holder of this Option shall have the right thereafter (until the Expiration
Date) to receive, upon exercise of this Option or any new option, at the same Exercise Price, solely the kind and amount of shares of Option Securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by the Holder of this Option for the number and kind of Option Securities for which this Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental option or new option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection
4.4 shall similarly apply to successive consolidations, mergers, sales or transfers.

     SECTION 4.5 Notification of Adjustment. Whenever the Option Securities purchasable upon exercise of this Option are modified as provided in Section 4.1 or 4.4, the Company will promptly deliver to the Holder a certificate signed by the Chairman of the Board, Chief Executive Officer or the President, or a Vice President of the Company and by the Treasurer or an Assistant
Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of Option Securities purchasable and the other property (including cash) receivable by the Holder upon exercise of this Option or any supplemental or new option. Such certificate will state that such adjustments in the kind of purchasable Option Securities and other property (including cash) receivable by the Holder upon exercise of this Option conform to the r requirements of this Section 4, and setting forth a brief statement of the facts accounting for such adjustments. In the event, the Holder of this Option does not agree with such determination of the Board of Directors of the Company as set forth in the certificate, the Company shall retain a firm of independent public accountants acceptable to the Holder to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

     SECTION 5. Redemption and Dividend Consent Requirements. This Option may not be redeemed by Company. During the period from the date hereof until exercise of this Option in full or through the Expiration Date, the Company shall not declare any dividends payable in cash or property (other than in liquidation, voluntary or involuntary dissolution or winding-up of the Company) without the prior written consent of the Holder of this Option.

     SECTION 6. Notice of Certain Corporation Action. In case the Company after the date hereof shall propose to effect any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to the Holder of this Option notice of such proposed action, which notice shall specify the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of the capital stock of the Company entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the number or kind of Option Securities purchasable upon exercise of this Option which will be required as a result of such action, and the Holder may thereafter exercise this Option. Such notice shall be filed and mailed in the case of any action covered by this Section 6, at least 20 days prior to the earlier of (i) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective, (ii) the date on which it is expected that holders of shares of the capital stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or (iii) the record date for determination of holders of the capital stock of the Company entitled to vote on such action or participate in such action. Failure of the Holder to exercise this Option in whole or in part prior to any corporate action as described in this Section 6 shall not affect or alter the rights of the Holder as set forth in this Option.

     SECTION 7. Acquisition for Investment Purposes. The Holder represents and acknowledges to the Company and its officers and directors that the Option Securities at the time of issuance to the Holder upon exercise of this Option (i) will be acquired by the Holder for investment purposes only without the intent to resell such Option Securities, (ii) will be issued pursuant to exemption from registration under the Securities Act and any applicable state securities act, (iii) will not be transferred except pursuant to registration under the Securities Act and any applicable state securities act unless pursuant to exemption from registration under such acts, and (iv) the certificates evidencing the Option Securities will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and any applicable state securities act.

     SECTION 8. Registration under Securities Act. The Company shall not be obligated at any time to register the Option
Securities under the Securities Act or any applicable state securities act.

     SECTION 9 Governing Law. This Option shall be construed in accordance with the laws of the State of Oklahoma applicable to contracts executed and to be performed wholly within such state.

     SECTION 10 Notice. Notices and other communications to be given to Holder of this Option shall be delivered by hand or by first-class mail, postage prepaid, to

                       Mr. David Mitchell
                   ___________________________
                   ___________________________


(until another address is filed in writing by the Holder with the Company). Notices or other communications to Company shall be deemed to have been sufficiently given if delivered by hand or by first-class mail, postage prepaid to Company at

                Applied Intelligence Group, Inc.
                        13800 Benson Road
                   Edmond, Oklahoma 73013-6417
                   Attention: Robert L. Barcum

or such other address as the Company shall have designated by written notice to such registered owner is herein provided.
Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

     SECTION 11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder, and all covenants and provisions of this Agreement by or for the benefit of the Holder of this Agreement shall bind and inure to the benefit of the Holder of this Agreement.

     SECTION 12. Termination. This Agreement shall terminate as of the close of business on the earlier of the Expiration Date, or such earlier date upon which the Options evidenced by this Agreement shall have been exercised in full. However, with respect to the Holders representations set forth in Section 7, such Section and representations shall continue on and after the Expiration Date if this Option is fully or partially exercised on or before the Expiration Date.

      SECTION 13. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, and its respective successors and assigns hereunder and the registered Holder of this Agreement and the Option hereunder any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and its respective successors and assigns hereunder and the registered Holder of this Agreement and Option hereunder.

      IN WITNESS WHERFOF, Company has executed this Agreement  on
June 12, 1997.

                         APPLIED INTELLIGENCE GROUP, INC.

                         By: /s/ Robert N. Baker
                         Robert N. Baker, Vice President

                         By: /s/ David C. Mitchell
                         David C. Mitchell



                          PURCHASE FORM
(TO BE EXECUTED BY THE HOLDER OF THE STOCK OPTION IF EXERCISED IN
                        WHOLE OR IN PART)

To: APPLIED INTELLIGENCE GROUP, INC.

     The undersigned (______________________________)    Please insert
Social Security or other number of Subscriber hereby irrevocably elects to exercise the right of purchase represented by the Stock Option (the "Option") to which this Purchase Form is attached, for, and to purchase thereunder, __________________________________________________
(            ) shares of Common Stock provided for therein and tenders
payment herewith to the order of APPLIED INTELLIGENCE GROUP, INC. in the amount of $_____________________. In accordance with Section 1 of the Stock Option Agreement, the undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:___________________________________________________________

Address:_________________________________________________________

Deliver to:______________________________________________________________
_
Address:_________________________________________________________


and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option be registered in the name of, and delivered to the undersigned at the address stated below:

Name:____________________________________________________________

Address:_________________________________________________________

Deliver to:______________________________________________________________

Address:_________________________________________________________


Dated:_______________,____       Signature___________________________
                              (Signature  must  conform  in   all
                              respects        to  the   name   of
                              Holder as specified on the face  of
                              the    Stock   Option   in    every
                              particular,   without   alteration,
                              enlargement    or    any     change
                              whatever.)



                         ASSIGNMENT FORM
   (TO BE EXECUTED BY THE MOLDER OF THE STOCK OPTION ONLY UPON
                           ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                     ("Assignee")
the right to purchase _____________________________(_____________) shares of Common Stock subject to purchase under the Stock Option (the "Option") to which this Assignment is attached, and appoints
______________________________________________________________
Attorney to transfer said Option or portion thereof on the  books of
APPLIED   INTELLIGENCE GROUP, INC. with  the  full  power  of substitution in the premises. In accordance with Section 3 of the Stock Option Agreement, the undersigned requests that the Company execute, issue and deliver a new Stock Option evidencing the rights of the Assignee to purchase such assigned shares of Common Stock to Assignee as follows:

Name:____________________________________________________________

Address:______________________________________________

Deliver to:______________________________________________________________

Address:_________________________________________________________


and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under the Option, that the Company execute, issue and deliver a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option to be registered in the name of, and delivered to the undersigned at the address stated below:

Name:____________________________________________________________

Address:_________________________________________________________

Deliver to:______________________________________________________________

Address:_________________________________________________________


Dated:_______________,____.

In the presence of:

                                   Signature

Signature Guaranteed:

_________________
                                   (Signature must conform in all
                                   respects to the name of Holder
                                   as  specified on the  face  of
                                   the   Stock  Option  in  every
                                   particular,            without
                                   alteration, enlargement or any
                                   change  whatsoever,  and   the
                                   signature  must be  guaranteed
                                   in the usual manner.)